Exhibit 99.1

Quantum Computing, Inc. Announces Concurrent Offerings of Common Stock for Aggregate Proceeds of $50 Million

HOBOKEN, N.J., Dec. 10, 2024 /PRNewswire/ -- Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), an innovative, integrated photonics and quantum optics technology company, today announced that it has entered into securities purchase agreements with institutional investors for the purchase and sale of 1,540,000 shares of common stock at a purchase price of $5.00 per share, pursuant to a registered direct offering. In a concurrent private placement, the Company entered into securities purchase agreements for the purchase and sale of an additional 8,460,000 shares of its common stock at the same price. The offerings are expected to result in aggregate gross proceeds of $50 million, before deducting offering expenses. The closing of the offerings is expected to occur on or about December 12, 2024, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offerings for working capital and general corporate purposes. With the anticipated net proceeds, combined with existing cash reserves, the Company expects to have sufficient resources to continue advancing the development of its quantum technologies, including not only the initial buildout but also the potential expansion of its U.S.-based thin-film lithium niobate (TFLN) Photonic Chip Foundry in Tempe, Arizona, which remains on track for completion in Q1 2025.

“We are pleased to have successfully priced these offerings, which, when closed, will further bolster the Company’s balance sheet and strengthen our long-term investment in R&D and manufacturing capabilities,” said Mr. Chris Boehmler, CFO, of QCi. “These additional funds will further support the operational ramp-up of our TFLN Photonic Chip Foundry in Tempe, Arizona, enabling the Company to drive revenue generation, scale production, and accelerate the advancement of our high-performance computing products, including our Dirac line of quantum optimization machines and our reservoir computers.”

Titan Partners Group, a division of American Capital Partners, is acting as the sole placement agent for the offerings.

The securities in the registered direct offering described above are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-268064) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on November 8, 2022. The offering of securities in the registered direct offering is made only by means of a prospectus, include a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus related to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 29th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

The securities issued in the concurrent private placement described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the SEC for purposes of registering the resale of the shares of common stock issued in connection with the concurrent private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Quantum Computing Inc.

Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT) is an innovative, integrated photonics and quantum optics technology company that provides accessible and affordable quantum machines to the world today. QCi products are designed to operate at room temperature and low power at an affordable cost. The Company’s portfolio of core technology and products offer distinctive capabilities in the areas of high-performance computing, artificial intelligence, cybersecurity, as well as remote sensing applications.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, generally identified by terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding and including statements regarding the expected closing of the offering and QCi’s use of the net proceeds from the offering. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, without limitation, the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties inherent in the QCi’s business, including the timing of commencing production at our TFLN fabrication facility, the timing of the advancement of our high-performance computing products (including our Dirac line of quantum optimization machines and our reservoir computers), and the outcome of ongoing collaborations and demonstration projects with certain U.S. government agencies, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, QCi undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

SOURCE Quantum Computing Inc.